This SUBADVISORY AGREEMENT ("Agreement") is made this 3rd day of
February, 2009, by and between Western Asset
Management Company, a
corporation organized under the laws of
California (the "Subadviser") and Western
Asset Management Company Pte. Ltd, a
corporation organized under the laws of
SINGAPORE ("WESTERN SINGAPORE").

       WHEREAS, the Subadviser has been
retained by Legg Mason Partners Fund
Advisor, LLC to provide investment advisory, management, and administrative services to
WESTERN ASSET WORLDWIDE INCOME FUND INC.
(the "Fund"), a registered management
investment company under the Investment
Company Act of 1940, as amended (the "1940
Act"); and

       WHEREAS, the Subadviser wishes to
engage WESTERN SINGAPORE to provide certain investment advisory services to the Fund, and WESTERN SINGAPORE is willing to furnish such services on the terms and conditions hereinafter set forth;

       NOW THEREFORE, in consideration of
the promises and mutual covenants herein contained, it is agreed as follows:

       1.   In accordance with and subject
to the Subadvisory Agreement
between the Subadviser and Legg Mason
Partners Fund Advisor, LLC with respect to the Fund (the "Subadvisory Agreement"), the
Subadviser hereby appoints WESTERN SINGAPORE to act as a subadviser with respect to the Fund for the period and on the terms set forth in this Agreement. WESTERN SINGAPORE accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

       2.  The Subadviser shall cause
WESTERN SINGAPORE to be kept fully informed at all times with regard to the securities owned by the Fund, its funds available, or to become available, for investment, and generally as to the condition of the Fund's affairs. The Subadviser shall furnish
WESTERN SINGAPORE with such other documents and information with regard to the Fund's affairs as WESTERN SINGAPORE may from time to time reasonably request.

       3. (a) Subject to the supervision of
the Fund's Board of Directors (the "Board"),
Legg Mason Partners Fund Advisor, LLC and the Subadviser, WESTERN SINGAPORE shall regularly provide the Fund with respect to such portion of the Fund's assets as shall be allocated to WESTERN SINGAPORE by the Subadviser from time to time (the "Allocated
Assets"), with investment research, advice, management and supervision and shall furnish a continuous investment program for the Allocated Assets consistent with the Fund's investment objectives, policies and restrictions, as stated in the Fund's current Prospectus and Statement of
Additional Information. WESTERN SINGAPORE shall, with respect to the Allocated Assets, determine from time to time what securities and other investments will be purchased
(including, as permitted in accordance with this paragraph, swap agreements, options and futures), retained, sold or exchanged by the Fund and what portion of the Allocated
Assets will be held in the various
securities and other investments in which the Fund invests, and shall implement those decisions (including the execution of investment documentation), all subject to the provisions of the Fund's Articles of Incorporation and By-Laws (collectively, the
"Governing Documents"), the 1940 Act, and the applicable rules and regulations promulgated thereunder by the Securities and Exchange
Commission (the "SEC") and interpretive
guidance issued thereunder by the SEC staff and any other applicable federal and state law, as well as the investment objectives, policies and restrictions of the Fund referred to above, and any other specific policies adopted by the Board and disclosed to WESTERN SINGAPORE. WESTERN SINGAPORE is authorized as the agent of the Fund to give instructions with respect to the Allocated
Assets to the custodian of the Fund as to deliveries of securities and other investments and payments of cash for the account of the Fund. Subject to applicable provisions of the 1940 Act, the investment program to be provided hereunder may entail the investment of all or substantially all of the assets of the Fund in one or more investment companies. WESTERN SINGAPORE will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer, foreign currency dealer, futures commission merchant or others selected by it. In connection with the selection of such brokers or dealers and the placing of such orders, subject to applicable law, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended
(the "Exchange Act")) to the Fund and/or the other accounts over which WESTERN SINGAPORE or its affiliates exercise investment discretion. WESTERN SINGAPORE is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if WESTERN SINGAPORE determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which WESTERN SINGAPORE and its affiliates have with respect to accounts over which they exercise investment discretion. The Board may adopt policies and procedures that modify and restrict WESTERN
SINGAPORE's authority regarding the
execution of the Fund's portfolio
transactions provided herein. WESTERN
SINGAPORE shall exercise voting rights,
rights to consent to corporate action and any other rights pertaining to the Allocated
Assets subject to such direction as the
Board may provide, and shall perform such other functions of investment management and supervision as may be directed by the Board.

        (b)  The Fund hereby authorizes any
entity or person associated
with WESTERN SINGAPORE which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by Section
11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-
2(T)(a)(2)(iv). Notwithstanding the
foregoing, WESTERN SINGAPORE agrees that it will not deal with itself, or with members of the Board or any principal underwriter of the Fund, as principals or agents in making purchases or sales of securities or other property for the account of the Fund, nor will it purchase any securities from an underwriting or selling group in which WESTERN SINGAPORE or its affiliates is participating, or arrange for purchases and sales of securities between the Fund and another account advised by WESTERN SINGAPORE or its affiliates, except in each case as permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by the Fund from time to time, and will comply with all other provisions of the Governing Documents and the Fund's then-current Prospectus and Statement of
Additional Information relative to WESTERN
SINGAPORE and its directors and officers.

       4.  WESTERN SINGAPORE may delegate to
any other one or more companies that WESTERN
SINGAPORE controls, is controlled by, or is under common control with, or to specified employees of any such companies, certain of WESTERN SINGAPORE's duties under this
Agreement, provided in each case WESTERN
SINGAPORE will supervise the activities of each such entity or employees thereof, that such delegation will not relieve WESTERN
SINGAPORE of any of its duties or
obligations under this Agreement and
provided further that any such arrangements are entered into in accordance with all applicable requirements of the 1940 Act.

       5.  WESTERN SINGAPORE agrees that it
will keep records relating to its services hereunder in accordance with all applicable laws, and in compliance with the requirements of Rule 31a-3 under the 1940
Act, WESTERN SINGAPORE hereby agrees that any records that it maintains for the Fund are the property of the Fund, and further agrees to surrender promptly to the Fund any of such records upon the Fund's request.
WESTERN SINGAPORE further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the 1940 Act for the periods prescribed by Rule
31a-2 under the 1940 Act.


       6.  (a)WESTERN SINGAPORE, at its
expense, shall supply the Board, the
officers of the Fund, Legg Mason Partners
Fund Advisor, LLC and the Subadviser with all information and reports reasonably required by them and reasonably available to WESTERN SINGAPORE relating to the services provided by WESTERN SINGAPORE hereunder.

           (b)WESTERN SINGAPORE shall bear
all expenses, and shall furnish all
necessary services, facilities and
personnel, in connection with its
responsibilities under this Agreement. Other than as herein specifically indicated,
WESTERN SINGAPORE shall not be responsible for the Fund's expenses, including, without limitation, advisory fees; distribution fees; interest; taxes; governmental fees;
voluntary assessments and other expenses incurred in connection with membership in investment company organizations;
organization costs of the Fund; the cost
(including brokerage commissions,
transaction fees or charges, if any) in
connection with the purchase or sale of the Fund's securities and other investments and any losses in connection therewith; fees and expenses of custodians, transfer agents, registrars, independent pricing vendors or other agents; legal expenses; loan commitment fees; expenses relating to share certificates; expenses relating to the issuing and redemption or repurchase of the Fund's shares and servicing shareholder accounts; expenses of registering and qualifying the Fund's shares for sale under applicable federal and state law; expenses of preparing, setting in print, printing and distributing prospectuses and statements of additional information and any supplements thereto, reports, proxy statements, notices and dividends to the Fund's shareholders;
costs of stationery; website costs; costs of meetings of the Board or any committee thereof, meetings of shareholders and other meetings of the Fund; Board fees; audit fees; travel expenses of officers, members of the Board and employees of the Fund, if any; and the Fund's pro rata portion of premiums on any fidelity bond and other insurance covering the Fund and its officers, Board members and employees;
litigation expenses and any non-recurring or extraordinary expenses as may arise, including, without limitation, those relating to actions, suits or proceedings to which the Fund is a party and the legal obligation which the Fund may have to indemnify the Fund's Board members and officers with respect thereto.

       7. No member of the Board, officer or
employee of the Fund shall
receive from the Fund any salary or other compensation as such member of the Board, officer or employee while he is at the same time a director, officer, or employee of WESTERN SINGAPORE or any affiliated company of WESTERN SINGAPORE, except as the Board may decide. This paragraph shall not apply to Board members, executive committee members, consultants and other persons who are not regular members of WESTERN
SINGAPORE's or any affiliated company's
staff.

       8. As compensation for the services
performed by WESTERN SINGAPORE, including the services of any consultants retained by WESTERN SINGAPORE, the Subadviser shall pay
WESTERN SINGAPORE out of the subadvisory fee it receives with respect to the Fund, and only to the extent thereof, as promptly as possible after the last day of each month, a fee, computed daily at an annual rate set forth on Schedule A annexed hereto. The first payment of the fee shall be made as promptly as possible at the end of the month succeeding the effective date of this Agreement, and shall constitute a full payment of the fee due WESTERN SINGAPORE for all services prior to that date. If this Agreement is terminated as of any date not the last day of a month, such fee shall be paid as promptly as possible after such date of termination, shall be based on the average daily net assets of the Fund or, if less, the portion thereof comprising the Allocated Assets in that period from the beginning of such month to such date of termination, and shall be that proportion of such average daily net assets as the number of business days in such period bears to the number of business days in such month. The average daily net assets of the Fund or the portion thereof comprising the Allocated
Assets shall in all cases be based only on business days and be computed as of the time of the regular close of business of the New
York Stock Exchange, or such other time as may be determined by the Board.

       9. WESTERN SINGAPORE assumes no
responsibility under this Agreement other than to render the services called for hereunder, in good faith, and shall not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for the Fund, provided that nothing in this Agreement shall protect WESTERN SINGAPORE against any liability to the Subadviser, Legg Mason Partners Fund Advisor, LLC or the
Fund to which WESTERN SINGAPORE would
otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. As used in this Section 9, the term "WESTERN SINGAPORE" shall include any affiliates of WESTERN
SINGAPORE performing services for the Fund contemplated hereby and the partners, shareholders, directors, officers and employees of WESTERN SINGAPORE and such affiliates.

       10. Nothing in this Agreement shall
limit or restrict the right of any director, officer, or employee of WESTERN SINGAPORE who may also be a Board member, officer, or employee of the Fund, to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of WESTERN SINGAPORE to engage in any other business or to render services of any kind, including investment advisory and management services, to any other fund, firm, individual or association.
If the purchase or sale of securities
consistent with the investment policies of the Fund or one or more other accounts of WESTERN SINGAPORE is considered at or about the same time, transactions in such securities will be allocated among the accounts in a manner deemed equitable by WESTERN SINGAPORE. Such transactions may be combined, in accordance with applicable laws and regulations, and consistent with WESTERN
SINGAPORE's policies and procedures as
presented to the Board from time to time.

       11. For the purposes of this
Agreement, the Fund's "net assets"
shall be determined as provided in the
Fund's then-current Prospectus and Statement of Additional Information and the terms
"assignment," "interested person," and
"majority of the outstanding voting
securities" shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the SEC by any rule, regulation or order.

       12. This Agreement will become
effective with respect to the Fund on the date set forth opposite the Fund's name on Schedule A annexed hereto, provided that it shall have been approved by the Fund's Board and, if so required by the 1940 Act, by the shareholders of the Fund in accordance with the requirements of the 1940 Act and, unless sooner terminated as provided herein, will continue in effect through November 30, 2007. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Fund, so long as such continuance is specifically approved at least annually (i) by the Board or (ii) by a vote of a majority of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by a majority of the Board members who are not interested persons of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

       13. This Agreement is terminable with
respect to the Fund without penalty by the Board or by vote of a majority of the outstanding voting securities of the Fund, in each case on not more than 60 days" nor less than 30 days" written notice to WESTERN
SINGAPORE, or by WESTERN SINGAPORE upon not less than 90 days" written notice to the Fund and the Subadviser, and will be terminated upon the mutual written consent of the Subadviser and WESTERN SINGAPORE.
This Agreement shall terminate automatically in the event of its assignment by WESTERN
SINGAPORE and shall not be assignable by the Subadviser without the consent of WESTERN
SINGAPORE.

       14. WESTERN SINGAPORE agrees that for
any claim by it against the Fund in
connection with this Agreement or the
services rendered under the Agreement, it shall look only to assets of the Fund for satisfaction and that it shall have no claim against the assets of any other portfolios of the Fund.

       15. No provision of this Agreement
may be changed, waived, discharged or
terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of the Agreement shall be effective until approved, if so required by the 1940 Act, by vote of the holders of a majority of the Fund's outstanding voting securities.

       16. This Agreement, and any
supplemental terms contained on Annex I
hereto, if applicable, embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This
Agreement shall be binding on and shall
inure to the benefit of the parties hereto and their respective successors.

       17. This Agreement shall be construed
and the provisions thereof
interpreted under and in accordance with the laws of the State of New York.

[signature page to follow]


































IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized.

				   WESTERN
ASSET MANAGEMENT COMPANY
                                  By: /s/W.
Stephen Venable, Jr.
                                  Name: W.
Stephen Venable, Jr.
                                  Title:
Manager, US Legal and Corporate Affairs

                                  WESTERN
ASSET MANAGEMENT COMPANY LTD.
                                  By: /s/
Daniel E. Giddings
                                  Name: Daniel
E. Giddings
                          Title:
Manager, International Legal and Compliance

       The foregoing is acknowledged:

       The undersigned officer of the Fund
has executed this Agreement not individually but in his/her capacity as an officer of the Fund. The Fund does not hereby undertake, on behalf of the Fund or otherwise, any obligation to Western Asset Management
Company Pte. Ltd.

	   WESTERN ASSET
WORLDWIDE INCOME FUND INC.

                                  By:/s/ R. Jay
Gerken _______________________________
                                  Name: R. Jay
Gerken
                                  Title:
Chairman, President and Chief Executive Officer




























SCHEDULE A


WESTERN ASSET WORLDWIDE INCOME FUND INC.

February 3, 2009



Fee:

The sub-advisory fee will be the following percentage of Allocated Assets: 0.30%



N:\Legal\SLB Legal Compliance\Legal\Users\Current\
Robert M. Nelson
(RMN)\SA Closed-end conformed Agreements\
WA Worldwide Income Fund Inc.
(SBW) SUBADVISORY AGREEMENT.Singapore.doc